AMENDMENT TO PARTICIPATION AGREEMENT

Among

PUTNAM VARIABLE TRUST

FRANKLIN DISTRIBUTORS, LLC

And

PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY

THIS AMENDMENT TO PARTICIPATION AGREEMENT (this “Amendment”) is made as of April 29, 2026, by and among PROTECTIVE LIFE AND ANNUITY INSURANCE COMPANY (the “Company”), acting herein for and on behalf of itself and on behalf of each separate account set forth in Schedule A to the Participation Agreement between the parties (the “Accounts”); PUTNAM VARIABLE TRUST (the “Trust”), and FRANKLIN DISTRIBUTORS, LLC (the “Underwriter”), collectively (the “Parties”).

WHEREAS, the Company, Trust, and Underwriter are parties to a certain Participation Agreement dated November 9, 2020, as amended (the “Agreement”);

WHEREAS, the Parties desire to amend the Agreement to update the separate accounts listed in Schedule A; and,

WHEREAS, the Parties now desire to modify the Agreement as provided herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and conditions set forth herein, and for other good and valuable consideration, the Parties agree to amend the Agreement as follows:

1. Schedule A. Schedule A to the Agreement is hereby deleted in its entirety and replaced with Schedule A as attached hereto.

2. Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

3. Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants and conditions of the Agreement shall remain unamended and shall continue to be in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.

PROTECTIVE LIFE AND ANNUITY INSURANCE

COMPANY, on behalf of itself and each Separate Account

By:	/s/ Steve Cramer
Name:	Steve Cramer
Title:	Chief Product Officer - Retirement Division

PUTNAM VARIABLE TRUST

By:	/s/ Michael Higgins
Name:	Michael Higgins
Title:	Treasurer of the Putnam Funds

FRANKLIN DISTRIBUTORS, LLC

By:	/s/ Robert Smith
Name:	Robert Smith
Title:	Head of Business Administration

SCHEDULE A

SEPARATE ACCOUNTS

All Protective Life and Annuity Company Separate Accounts – All Contracts